Change in Independent
Registered Public Accounting
Firm

On August 17, 2012, the Fund?s
Trustees, upon the
recommendation of the Audit
Committee, appointed Ernst &
Young LLP (E&Y) as the Fund?s
independent registered public
accounting firm.  Upon
notification of the Trustee?s
decision, the Fund?s previous
independent registered public
accounting firm, KPMG LLP
(KPMG) resigned.  The previous
reports issued by KPMG on the
Fund?s financial statements for
the fiscal period ended March 31,
2011 and the fiscal year ended
March 31, 2012, contained no
adverse opinion or disclaimer of
opinion nor were they qualified
or modified as to uncertainty,
audit scope or accounting
principles.  During the Fund?s
fiscal period ended March 31,
2011 and the fiscal year ended
March 31, 2012 and the interim
period commencing April 1,
2012 and ending August 17,
2012,  (i)  there were no
disagreements with KPMG on
any matter of accounting
principles or practices, financial
statement disclosure or auditing
scope or procedure, which
disagreements, if not resolved to
the satisfaction of KPMG, would
have caused it to make reference
to the subject matter of the
disagreements in connection with
its reports on the financial
statements for such years; and
(ii) there were no reportable
events of the kind described in
Item 304(a) (1) (v) of Regulation
S-K under the Securities
Exchange Act of 1934, as
amended.

As indicated above, the Fund has
appointed E&Y as the
independent registered public
accounting firm to audit the
Fund?s financial statements for
the fiscal year ending March 31,
2013.  During the Fund?s fiscal
period ended March 31, 2011 and
the fiscal year ended March 31,
2012 and the interim period
commencing April 1, 2012 and
ending August 17, 2012, neither
the Fund nor anyone on its behalf
has consulted E&Y on items
which: (i) concerned the
application of accounting
principles to a specified
transaction, either completed or
proposed, or the type of audit
opinion that might be rendered
on the Fund?s financial
statements or (ii) concerned the
subject of a disagreement (as
defined in paragraph (a) (1) (iv)
of Item 304 of Regulations S-K)
or reportable events (as described
in paragraph (a) (1) (v) of said
Item 304).